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                                                                  EXHIBIT 10.14

                                 FIRST AMENDMENT
                     TO THE FIRST AMENDMENT AND RESTATEMENT
                          OF THE WILLIAMS-SONOMA, INC.
                         ASSOCIATE STOCK INCENTIVE PLAN
                               (2002 RESTATEMENT)

      Williams-Sonoma, Inc., a California corporation (the "Company"), hereby makes this First Amendment to the First Amendment and Restatement of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (2002 Restatement), generally effective as of January 1, 1997, with reference to the following facts:

      A. The Company maintains the Williams-Sonoma, Inc. Associate Stock Incentive Plan, which was most recently amended and restated in its entirety in 2002, (the "Plan") for the benefit of its employees.

      B. By Section 8.4 of the Plan, the Company has reserved the right to amend the Plan.

      NOW, THEREFORE, the Plan is hereby amended, effective as of November 1, 2002, as follows:

      1. Section 2.3.4(b) of the Plan is hereby amended in its entirety to provide as follows:

      "(b) Any portion of a Participant's Salary Deferral Contribution Account which is invested in the Company Stock Fund shall not thereafter be reinvested in any of the other investment funds, pools or vehicles selected by the Committee; except that, effective November 1, 2002, any portion of a Participant's Salary Deferral Contribution Account which is invested in the Company Stock Fund and has been received by the Trustee as of such date may, at the election of the Participant, be reinvested in any other investment funds, pools or vehicles selected by the Committee. Thereafter, on the third business day of each calendar quarter, any portion of a Participant's Salary Deferral Contribution Account which is invested in the Company Stock Fund and has been received by the Trustee as of such date may be reinvested, at the election of the Participant, in any other investment funds, pools or vehicles selected by the Committee."

      2. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to remain in full force and effect.

      IN WITNESS WHEREOF, Williams-Sonoma, Inc. has executed this First Amendment as of the 1 of November, 2002.

                                                 WILLIAMS-SONOMA, INC.


                                                 By: /s/ John S. Bronson
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